As filed with the Securities and
Exchange Commission on August 17, 1999            Registration No. 333-____
________________________________________________________________________________

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549
                          ______________________

                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933
                          _______________________

                     BINDLEY WESTERN INDUSTRIES, INC.
          (Exact name of registrant as specified in its charter)

                 INDIANA                      84-0601662
      (State or other jurisdiction         (I.R.S. Employer
    of incorporation or organization)     Identification No.)

            8909 PURDUE ROAD
         INDIANAPOLIS, INDIANA                   46268
(Address of Principal Executive Offices)      (Zip Code)


                     BINDLEY WESTERN INDUSTRIES, INC.
                   1998 NON-QUALIFIED STOCK OPTION PLAN
                         (Full title of the plan)

                           MICHAEL D. MCCORMICK
               8909 PURDUE ROAD, INDIANAPOLIS, INDIANA 46268
                  (Name and address of agent for service)

                              (317) 704-4000
       (Telephone number, including area code, of agent for service)

                                 COPY TO:
                            JAMES A. ASCHLEMAN
                              BAKER & DANIELS
                   300 NORTH MERIDIAN STREET, SUITE 2700
                        INDIANAPOLIS, INDIANA 46204
                              (317) 237-0300

                      CALCULATION OF REGISTRATION FEE

TITLE OF   AMOUNT      PROPOSED MAXIMUM OFFERING    PROPOSED    AMOUNT OF
SECURITIES TO BE       PRICE PER SHARE (2)          MAXIMUM     REGISTRATION
TO BE      REGISTERED                               AGGREGATE   FEE
REGISTERED (1)                                      OFFERING
                                                    PRICE (2)
Common     600,000     $18.5938 (3)                 $11,156,280 $3,101.45
Stock,                                             (3)         (3)
$0.01 par
value


(1)Pursuant to Rule 416(c) under the Securities Act of 1933 (the "Securities Act"), this Registration Statement also registers additional shares of Common Stock as may be offered or issued to prevent dilution resulting from stock splits, stock dividends and similar transactions. In addition, pursuant to Rule 457(h)(2) under the Securities Act, no separate fee is required to register such additional shares of Common Stock.

(2)It is impracticable to state the maximum offering price. Shares offered pursuant to nonqualified stock options granted under the Plan may be offered at any price.

(3)Estimated solely for purposes of calculating the registration fee and computed in accordance with Rule 457(c) and (h) under the Securities Act using the average of the high and low sale prices of the Common Stock as reported by the NYSE on August 13, 1999, which was $18.5938 per share.

The Registrant's Registration Statement on Form S-8 (Registration No. 333-75577) is incorporated herein by reference.

                                SIGNATURES

      THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on August 13, 1999.

                                BINDLEY WESTERN INDUSTRIES, INC.


                                By:       /S/     WILLIAM     E.    BINDLEY

                                    William E. Bindley
                                    Chairman, President and
                                    Chief Executive Officer


                             POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names. Each person whose signature appears below hereby authorizes each of William E. Bindley, Michael D. McCormick and Thomas J. Salentine, each with full power of substitution, to execute in the name and on behalf of such person any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the Registrant deems appropriate, and appoints each of William E. Bindley, Michael D. McCormick and Thomas J. Salentine, each with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.

SIGNATURE                  TITLE                              DATE

/S/ WILLIAM E. BINDLEY      Chairman, President, Chief
William E. Bindley          Executive Officer and Director
                            (Principal Executive Officer)     August 13, 1999

/S/ WILLIAM F. BINDLEY, II
William F. Bindley, II      Director                          August 13, 1999

/S/ KEITH W. BURKS          Executive Vice President          August 13, 1999
Keith W. Burks              and Director

/S/ SETH B. HARRIS          Director                          August 13, 1999
Seth B. Harris

/S/ ROBERT L. KOCH, II      Director                          August 13, 1999
Robert L. Koch, II

/S/ MICHAEL D. MCCORMICK    Executive Vice President,
Michael D. McCormick        General Counsel, Secretary
                            and Director                      August 13, 1999

/S/ J. TIMOTHY MCGINLEY     Director                          August 13, 1999
J. Timothy McGinley

/S/ JAMES K. RISK, III      Director                          August 13, 1999
James K. Risk, III

/S/ THOMAS J. SALENTINE     Executive Vice President,
Thomas J. Salentine         Chief Financial Officer
                            and Director (Principal
                            Accounting and Financial
                            Officer)                          August 13, 1999

/S/ K. CLAY SMITH           Director                          August 13, 1999
K. Clay Smith

/S/ CAROLYN Y. WOO          Director                          August 13, 1999
Carolyn Y. Woo

                             INDEX TO EXHIBITS

                              DESCRIPTION OF EXHIBIT
Exhibit
   NO.
4.1     (i) Amended and Restated Articles of Incorporation of the
        Registrant. (The copy of this Exhibit filed as Exhibit 3-A(i) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1987 is incorporated herein by reference.)
        (ii) Amendment to Restated Articles of Incorporation increasing number of authorized shares. (The copy of this Exhibit filed as Exhibit 4(a)(ii) to the Registrant's Registration Statement on Form
        S-3 (Registration No. 33-45965) is incorporated herein by reference.)
        (iii) Amendment to Restated Articles of Incorporation establishing terms of Class A Preferred Stock. (The copy of this Exhibit filed as Exhibit 1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1992 is incorporated herein by reference.)
        (iv) Amendment to Restated Articles of Incorporation increasing number of authorized shares. (The copy of this Exhibit filed as Exhibit 4.1(iv) to the Registrant's Registration Statement on Form
        S-8 (Registration No. 333-57975) is incorporated herein by reference.)
4.2 Restated By-Laws of the Registrant, as amended to date. (The copy of this Exhibit filed as Exhibit 4.2 to the Registrant's
        Registration Statement on Form S-8 (Registration No. 333-57975) is incorporated herein by reference.)
4.3 (i) 1998 Non-Qualified Stock Option Plan of Registrant, as amended to date. (The copy of this Exhibit filed as Exhibit 10-BB to the Registrant's Annual Report on Form 10-K for the year ended December
        31, 1998 is incorporated herein by reference.)
        (ii) Amendment to the Bindley Western Industries, Inc. 1998 Non-
        Qualified Stock Option Plan.
5 Opinion of Baker & Daniels, counsel for Registrant, as to the legality of the securities being registered.
23.1    Consent of PricewaterhouseCoopers LLP.
23.2 Consent of Baker & Daniels (included in the Baker & Daniels Opinion filed as Exhibit 5).
24      Powers of Attorney (included on the Signature Page of the
        Registration Statement).